Exhibit 99.1

Carter Validus Mission Critical REIT Acquires

$7,250,000 Data Center

(Tampa, FL) (May 30, 2012) Carter Validus Mission Critical REIT, Inc. announced today that it has acquired the Southfield Data Center in Southfield, Michigan for $7,250,000. The property is strategically located and serves as an important internet distribution point for the Great Lakes region, which includes Chicago, IL.

The property has approximately 53,000 square feet, has two tenants and is 100% leased. The tenant that occupies a majority of the property’s leased space operates one of the world’s largest communications and internet networks.

Carter Validus Mission Critical REIT, Inc., which is qualified as a real estate investment trust, intends to acquire mission critical real estate assets located throughout the United States. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants. Carter Validus Mission Critical REIT, Inc. will focus its acquisitions of mission critical assets in the data center and healthcare sectors.

Media Contact:

John Carter

CEO – Carter Validus Mission Critical REIT, Inc.

813-387-1700

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the company’s expectations.